 Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of SCANA Corporation and subsidiaries and the effectiveness of SCANA Corporation’s internal control over financial reporting dated March 1, 2011, appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2010.

/s/DELOITTE & TOUCHE LLP
Charlotte, North Carolina
June 9, 2011